FISERV, INC.

                               STOCK OPTION PLAN
                     (as amended through February 27, 1996)



     Section 1. Purpose. The purpose of the Fiserv, Inc. Stock Option Plan (the "Plan") is to promote the interest of Fiserv, Inc. (the "Company") and its Subsidiaries (the Company and each such Subsidiary being herein each referred to as a "Fiserv Group Company") by (a) providing an incentive to employees, and to directors who are not employees, of the Fiserv Group Companies which will attract, retain and motivate persons who are able to make important contributions to the Company's growth, profitability and long-term success, and
(b) furthering the identity of the Optionees with those of the Company's stockholders through stock ownership opportunities. Options to be issued under the Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options" ("NQSOs"), which do not qualify as "incentive stock options" ("ISOs"), but the Company makes no representation or warranty as to the qualification of any Option as an incentive stock option under the Code.

     Section 2.  Definitions.   For purposes of  this Plan, the following  terms
used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1  "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.3 "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

     2.4  "Non-Employee Director" shall mean a  person who is a director of  the
          Company,  but  is  not  an  employee  of  the  Company,  any  of   its
          Subsidiaries or a Parent.

     2.5 "Non-Employee Director Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of the grant, is a Non-Employee Director.

     2.6 "Option" shall mean any option granted to a person pursuant to this Plan.

     2.7 "Optionee" shall mean a person to whom an Option is granted under this Plan.

     2.8 "Parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

     2.9   "Subsidiary" shall  mean a  "subsidiary  corporation" as  defined  in
          Section 424(f) of the Code.

     Section 3.  Eligible Optionees.

     3.1  Options may be granted hereunder  to any employee of any Fiserv  Group
          Company.   The  Committee shall  have  the sole  authority  to  select employees to whom Options are to be granted hereunder.

     3.2 Every individual who is a Non-Employee Director shall be granted a Non-Employee Director Option to purchase 250 shares of Common Stock immediately following every meeting of the Board of Directors which he or she attended. In addition, immediately following each annual meeting of shareholders at which such Non-Employee Director is elected, such Non-Employee Director shall be granted a Non-Employee Director Option to purchase 10,000 shares of Common Stock. In the event the remaining shares available for grant under the Plan are not sufficient to grant the Non-Employee Director Options to each such Non-Employee Director at any time, the number of shares subject to the Non-Employee Director Options to be granted at such time shall be reduced proportionately. The Committee shall not have any discretion with respect to the selection of directors to receive Non-Employee Director Options or the amount, the price or the timing with respect thereto. A Non-Employee Director shall not be entitled to receive any options under the Plan other than Non-Employee Director Options.


     Section 4.  Common Stock Subject to the Plan; Special Limitations.

     4.1 The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 4,100,000 shares of Common Stock. The total number of shares of Common Stock for which Options may be granted under this Plan in any one fiscal year of the Company to any one person shall not exceed in the aggregate 300,000 shares of Common Stock.

     4.2 The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is cancelled or terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

     Section 5.  Administration of the Plan.

     5.1 The Plan shall be administered by a committee of the Board of Directors (the "Committee") and shall consist of not less than three directors. All members of the Committee shall be both "disinterested persons" within the meaning of Rule 16b-3 under the Securities
          Exchange Act of  1934 and "outside  directors" within  the meaning  of
          Section 162(m) of the Code. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present and the acts approved in writing by all members without a meeting shall be the acts of the Committee.

     5.2 The Committee shall have the sole authority and discretion to grant Options under this Plan and to determine the terms and conditions of any such Option, including, without limitation, the sole authority and discretion (i) to select the persons who are to be granted Options hereunder, (ii) to determine the times when Options shall be granted,
          (iii) to determine whether an Option will be an ISO or a NQSO, (iv) to establish the number of shares of Common Stock that may be issued under each Option and to establish the option price therefor, (v) to determine the term of each Option, (vi) to determine the time and the conditions subject to which Options may be exercised in whole or in part, (vii) to determine the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by an Optionee to exercise an Option), (viii) to determine whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option (including the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company) and, if so, whether to waive any such restriction, (ix) to accelerate the time when outstanding Options may be exercised, (x) to determine the amount, if any, necessary to satisfy the Fiserv Group Company's obligation to withhold taxes or other amounts, (xi) to determine the fair market value of a share of Common Stock, (xii) with the consent of the Optionee, to cancel or modify an Option, provided, however, that such Option as modified would have been permitted to have been granted under the Plan on the date of grant of the original Option and provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such Option as modified would be permitted to be granted on the date of such modification under the terms of the Plan, and (xiii) to establish any other terms and conditions applicable to any Option and to make all other determinations relating to the Plan and Options not inconsistent with the provisions of this Plan.

     5.3 The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.4 The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any option agreement evidencing any such Option shall be final and conclusive upon all parties. Any controversy or claim arising out of or relating to the Plan or any Option shall be determined unilaterally by the Committee, whose determination shall be final and conclusive upon all parties.

     5.5 Members of the Committee may vote on any matter affecting the administration of the Plan or any agreement or the granting of Options under the Plan.

     5.6 All expenses and liabilities incurred by the Board of Directors (or the Committee) in the administration of the Plan shall be borne by the Company. The Board of Directors (or the Committee) may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member or former member of the Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option or agreement hereunder.

     Section 6.  Terms and Conditions of Options.

     Subject to the Plan, the terms and conditions of each Option granted under the Plan shall be specified by the Committee and shall be set forth in an option agreement between the Company and the Optionee in such form as the Committee shall approve. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

     The terms and conditions of each Option shall include the following:

     (a) The option price shall be fixed by the Committee, provided, however, that in the case of an ISO, the option price may not be less than the fair market value of the shares of Common Stock subject to the Option on the date the Option is granted, and provided, further, however, that if at the time an ISO is granted, the Optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the option price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The option price of the shares of Common Stock subject to each Non-Employee Director Option shall be equal to the fair market value of the shares of Common Stock subject to such Option on the date of grant.

     (b) Options shall not be transferable otherwise than by will or the laws of descent and distributions, and during an Optionee's lifetime, an option shall be exercisable only by the Optionee or the Optionee's legal guardian.

     (c) The Committee shall fix the term of all Options (other than the Non-Employee Director Options) granted pursuant to the Plan (including the date on which such Option shall expire and the conditions under which it terminates earlier), provided, however, that the term of an ISO may not exceed ten years from the date such Option is granted, and provided, further, however, that if at the time an ISO is granted, the Optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of such ISO may not exceed five years from the date of grant. Each Option (other than a Non-Employee Director Option) shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee. The Committee may, in its sole discretion, establish a vesting provision for any Option (other than a Non-Employee Director Option) relating to the time or the circumstances when the Option may be exercised by the Optionee.

     (d) Subject to earlier termination as hereinafter provided, each Non-Employee Director Option shall be exercisable for a term of ten years commencing on the date of grant. A Non-Employee Director Option shall vest and become exercisable as to 20% of the aggregate number of shares subject to the Non-Employee Director Option on the first anniversary of the date of grant and as to an additional 20% on each of the next four anniversaries of such date, provided, however, that all Non-Employee Director Options shall vest immediately if the Non-Employee Director is terminated as a director of the Company within 36 months following the acquisition by a person or persons acting in concert (i.e., a "group" within the meaning of the Securities Exchange Act of 1934, as amended) of beneficial ownership of more than 50% of the outstanding capital stock of the Company. The Non-Employee Director Option shall terminate 30 days after the Optionee shall cease to be a director of the Company (but not after the date the Option would otherwise expire), provided, however, that if the Non-Employee Director is terminated as a director of the Company for cause, such Non-Employee Director Option shall terminate immediately. The Non-Employee Director Option shall not be affected by the Optionee becoming an employee of the Company, any of its Subsidiaries or a Parent.


     (e) In the event that any Fiserv Group Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income realized by the Optionee in respect of an Option granted hereunder, in respect of any shares acquired pursuant to the exercise of an Option or in respect of the disposition of an Option or any shares acquired pursuant to the exercise of an Option, the Company may deduct (or require the Fiserv Group Company to deduct) from any payments of any kind otherwise due to such Optionee the aggregate amount of such Federal, state or local taxes and other amounts required to be so withheld. Alternatively, the Company may require such Optionee to pay to the Company in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes and other amounts.

     (f) The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock for which an eligible employee may be granted ISOs under the Plan or any other plan of the Company, any of its Subsidiaries or a Parent which are exercisable for the first time by such employee during any calendar year shall not exceed $100,000. Such limitation shall be applied by taking ISOs into account in the order in which they were granted. Any Option (or portion thereof) granted in excess of such amount shall be treated as an NQSO.

     (g) In no case may a fraction of a share be exercised or acquired pursuant to the Plan.

     Section 7. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any dividends payable in Common Stock or the like, the number and kind of shares of stock and the price per share subject to the unexercised portion of any outstanding Option, the number and kind of shares of Stock subject to the Plan and the maximum number of shares which may be granted to a person in any fiscal year shall be appropriately adjusted by the Board of Directors, and such adjustment shall be effective and binding for all purposes of this Plan. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to Options without payment therefor.

     Section 8. Effect of the Plan on Employment Relationship. Neither this Plan nor any Option granted hereunder shall be construed as conferring upon any Optionee any right to continue in the employ of any Fiserv Group Company or limit in any respect any right of any Fiserv Group Company to terminate such Optionee's employment at any time without liability.

     Section 9. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable, provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at any meeting duly held in accordance with the applicable laws of the State of Wisconsin, the Board of Directors may not (a) increase the maximum number of shares of Common Stock for which Options may be granted under this Plan (other than increases due to adjustment in accordance with Section 7 hereof), (b) materially increase the benefits accruing to participants under the Plan or (c) change the eligibility requirements to receive Options hereunder. Notwithstanding the foregoing, the provisions regarding the selection of directors for participation in, and the amount, the price or the timing of, Non-Employee Director Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

     Section 10. Termination of the Plan. The Board of Directors may terminate the Plan at any time. No Option may be granted hereunder after termination of the Plan. No ISO may be granted under the Plan more than ten years after the date on which the Plan was adopted. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan, without the consent of the Optionee.

     Section 11. Effective Date of the Plan. This Plan (as amended and restated) will become effective on the date on which it is approved by the Board of Directors. This Plan (as amended and restated) is subject to approval by the holders of the majority of the outstanding stock of the Company present, or represented, and entitled to vote at the next meeting duly held in accordance with the applicable laws of the State of Wisconsin. No Option granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any Option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan (as amended and restated) is not approved by a vote of shareholders within 12 months after it is adopted by the Board of Directors, the amendment shall be null and void, the Plan as in effect prior to such amendment and restatement shall continue in full force and effect and any Options granted pursuant to such amendment and restatement shall terminate.

     Section 12. Governing Law. This Plan, the Options and all related matters shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to choice of law provisions. Neither the Plan nor any agreement pursuant to the Plan shall be construed or interpreted with any presumption against any Fiserv Group Company by reason of the Fiserv Group Company having drafted or adopted the Plan or agreement. The invalidity, illegality or unenforceability of any provision in the Plan or in any agreement pursuant to the Plan shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.